Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement on Form S-1 of our report dated May 6, 2005 (January 10, 2006 as to the effects of the reverse stock split described in note 17) relating to the consolidated financial statements of Altus Pharmaceuticals Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 25, 2006